EXHIBIT 2

                                 PRECIOUS METALS
                                AND EQUITY TRUST


                                     BY-LAWS

                                   BY-LAWS OF

                        PRECIOUS METALS AND EQUITY TRUST

ARTICLE I: DEFINITIONS

The terms "Affiliated Person," "Commission," "Declaration," "Distributor", "Investment Adviser," "Majority Shareholder Vote," "1940 Act," "Person", "Shareholder," "Shareholder Servicing Agent," "Shares," "Trust," "Trust
Property," and "Directors" have the respective meanings given them in the Declaration of Trust of the PRECIOUS METALS AND EQUITY Trust dated May 20, 1996, as amended from time to time.

ARTICLE II: OFFICES

Section 2.1. Principal Office.

The principal office of the Trust in the Commonwealth of Massachusetts shall be located at the principal place of business in the Commonwealth of the individual, firm or corporation acting as the Trust's resident agent in the Commonwealth of Massachusetts.

Section 2.2. Other Offices.

In addition to its principal office in the Commonwealth of Massachusetts, the Trust may have an office or offices at such other places within or without the Commonwealth of Massachusetts as the Directors may from time to time designate or the business of the Trust may require.

ARTICLE III: SHAREHOLDERS' MEETINGS

Section 3.1. Time and Place of Meetings.

All meetings of Shareholders shall be held at such time and place, whether within or without the Commonwealth of Massachusetts, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 3.2. Meetings.

Meetings of Shareholders of the Trust shall be held whenever a vote of Shareholders is required by the Declaration and at such other times as the Directors may deem necessary, appropriate or advisable. Meetings of Shareholders to consider any matter as to which a vote of Shareholders is required by the 1940 Act or is permitted by Section 15(a)(3), 16(a) or 32(a)(3) of, or Rule 12b-1(b)(3)(iii) under, the 1940 Act and as to which the Directors have not called a meeting of Shareholders shall be called by the secretary upon the written request of the holders of Shares entitled to cast not less than twenty five percent (25%) of all the votes then entitled to be cast at a meeting of Shareholders. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such Shareholders of the estimated reasonable cost of preparing and mailing such notice of the meeting. Upon payment to the Trust of such costs, the secretary shall give notice stating the purpose or purposes of the meeting to each Shareholder entitled to vote at such meeting. Unless requested by Shareholders entitled to cast a majority of all votes entitled to be cast by the holders of Shares of the Trust, a meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of Shareholders held during the preceding twelve (12) months.




Section 3.3. Notice of Meetings.

Written notice of each meeting of Shareholders stating the place, date and hour thereof, and in the case of special meetings, specifying the purpose or purposes thereof, shall be given to each Shareholder entitled to vote thereat, not less than ten (10) nor more than ninety (90) days prior to the meeting either by mail or by presenting it to such Shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the Shareholder at his post office address as it appears on the records of the Trust.

Section 3.4. Quorum; Adjournments.

Except as otherwise provided by law, by the Declaration or by these By-Laws, at all meetings of Shareholders the holders of a majority of the shares issued and outstanding and entitled to vote thereat present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business; but this section shall not affect any applicable requirement of law or the Declaration for the vote necessary for the adoption of any measure. In the absence of a quorum, the Shareholders present in person or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until such quorum shall be present; and at any meeting at which a quorum shall be present, the holders of Shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting shall have the power to adjourn the meeting from time to time without notice other than announcement at such meeting; provided, however, that written notice shall be given as required by Section 3.3 if such meeting is adjourned to a date more than one hundred twenty (120) days after the record date originally scheduled with respect to the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted had a quorum been present at the time originally fixed for the meeting.

Section 3.5. Vote Required.

Except as otherwise provided by law, by the Declaration or by these By-Laws, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by Majority Shareholder Vote.

Section 3.6. Voting.

At any meeting of Shareholders, each Shareholder having the right to vote shall be entitled to vote in person or by proxy, and each Shareholder of record shall be entitled to one vote for each Share of beneficial interest of the Trust and for the fractional portion of one vote for each fractional Share entitled to vote so registered in his name on the records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting.

Section 3.7. Proxies.

Each proxy shall be in writing executed by the Shareholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of three years from its date, unless a longer period is provided for in the proxy.

Section 3.8. Procedures at Meetings.

At all meetings of Shareholders, all questions relating to the qualification of voters, the validity of proxies, the acceptance or rejection of votes, the order and manner in which matters are submitted to a vote, and all other matters relating to questions of procedure shall be decided by the chairman of the meeting, in a manner consistent with these By-Laws.

Section 3.9. Informal Action by Shareholders.

Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each Shareholder entitled to vote on the matter, and such consents are filed with the records of the Trust.

ARTICLE IV: DIRECTORS

Section 4.1. Annual Meetings of the Directors.

An annual meeting of the Directors, commencing with the year 199X, shall be held on such date, not less than sixty (60) nor more than one hundred eighty (180) days after the end of the Trust's last preceding fiscal year, as the Directors shall prescribe. At each annual meeting, the Directors shall elect officers, appoint committees, consider approving the continuation of any agreement between the Trust and an Investment Adviser or Distributor and of any distribution plan of the Trust pursuant to Rule 12b-1 under the 1940 Act, take any action which the Directors are required to take annually by the 1940 Act and transact such other business as may properly come before the meeting.

Section 4.2. Regular and Special Meetings of the Directors.

The Directors may in their discretion provide for regular or special meetings of the Directors. Regular meetings of the Directors may be held without further notice at such time and place as shall be fixed in advance by the Directors. Special meetings of the Directors may be called at any time by the president and shall be called by the president or the secretary upon the written request of any two (2) Directors.

Section 4.3. Notice of Special Meetings.

 Notice of any special meeting of the Directors shall be given by written notice delivered personally, telegraphed or mailed to each Director at his business or residence address. Personally delivered or telegram notices shall be given at least forty-eight (48) hours prior to the meeting. Notice by mail shall be given at least five (5) days prior to the meeting. If mailed, such notice will be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any special meeting of the Directors need be stated in the notice, unless specifically required by the 1940 Act.

Section 4.4. Quorum; Adjournments.

A majority of the number of Directors(but not fewer than two (2) Directors) shall constitute a quorum for transaction of business at any meeting of the Directors; provided, that if less than a majority of such number of Directors is present at any such meeting, a majority of the Directors present or the sole Director present may adjourn the meeting from time to time without further notice until a quorum is present.

Section 4.5. Voting.

The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Directors, unless the concurrence of a greater proportion or of any specified group of Directors is required for such action by law, the Declaration or these By-Laws.

Section 4.6. Executive and Other Committees.

The Directors may designate one or more committees, each committee to consist of two (2) or more Directors and to have such title as the Directors may consider to be properly descriptive of its function, except that not more than one committee shall be designated as the Executive Committee. Each such committee shall serve at the pleasure of the Directors.

In the absence of any member of such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of such absent member.

The Directors may delegate to any of the committees appointed under this Section
4.6 any of the powers of the Directors, except the power to: (1) amend the Declaration; (2) authorize the merger or consolidation of the Trust or the sale, lease or exchange of all or substantially all of the Trust Property; (3) approve the incorporation of the Trust; (4) approve the termination of the Trust; (5) declare dividends or distributions on Shares; (6) issue Shares except pursuant to a general formula or method specified by the Directors by resolution; (7) amend these By-Laws; or (8) elect or appoint or remove Directors.

Each committee shall keep minutes or other appropriate written evidence of its meetings or proceedings and shall report the same to the Directors as and when requested by the Directors, and shall observe such other procedures with respect to its meetings as may be prescribed by the Directors in the resolution appointing such committee, or, if and to the extent not so prescribed, as are prescribed in these By-Laws with respect to meetings of the Directors.

Section 4.7. Participation in Meetings by Telephone.

Any Director may participate in a meeting of the Directors or of any committee of the Directors by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.8. Informal Action by Directors.

Any action required or permitted to be taken at any meeting of the Directors or of any committee of the Directors may be taken without a meeting, if a consent in writing to such action is signed by each Director in the case of a meeting of Directors, or each Director who is a member of the committee, in the case of a meeting of a committee, and such written consent is filed with the minutes of proceedings of the Directors or of the committee.

Section 4.9. Compensation.

 The Directors shall determine and from time to time fix by resolution the compensation payable to Directors for their services to the Trust in that capacity. Such compensation may consist of a fixed annual fee or a fixed fee for attendance at meetings of the Directors or of any committee of the Directors of which the Directors receiving such fees are members, or a combination of a fixed annual fee and a fixed fee for attendance. In addition, the Directors may authorize the reimbursement of Directors for their expense for attendance at meetings of the Directors or of any committee of the Directors of which they are members. Nothing herein contained shall be construed to preclude any Director from serving the Trust in any other capacity and receiving compensation therefore.



ARTICLE V: WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to law, the Declaration or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, or, in the case of any waiver of notice of any meeting of Shareholders, signed by the proxy for a person entitled to notice thereof, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law, the Declaration or these By-Laws. The attendance of any person at any meeting in person, or, in the case of a meeting of Shareholders, by proxy, shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI: OFFICERS

Section 6.1. Executive Officers.

The executive officers of the Trust shall be a president, a secretary and a treasurer. If the Directors shall elect a chairman pursuant to Section 6.7, then the chairman shall also be an executive officer of the Trust. If the Directors shall elect one or more vice presidents, each such vice-president shall be an executive officer. The chairman, if there be one, shall be elected from among the Directors, but no other executive officer need be a Director. Any two or more executive offices, except those of president and vice-president, may beheld by the same person. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the Trust an instrument required by law to be executed, acknowledged or verified by more than one officer. The executive officers of the Trust shall be elected at each annual meeting of Directors.

Section 6.2. Other Officers and Agents.

The Directors may also elect or may delegate to the president authority to appoint, remove, or fix the duties, compensation or terms of office of one or more assistant vice presidents, assistant secretaries and assistant treasurers, and such other officers and agents as the Directors shall at any time and from time to time deem to be advisable.

Section 6.3. Tenure, Resignation and Removal.

Each officer of the Trust shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to Section 6.2 shall have been fixed by the Directors or by the president acting under authority delegated by the Directors, such officer shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any officer of the Trust may resign at any time by written notice to the Trust. Any officer or agent of the Trust may be removed at any time by the Directors or by the president acting under authority delegated by the Directors pursuant to Section 6.2 if in its or his judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights between the Director and such officer or agent.

Section 6.4. Vacancies.

If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Directors or by the president acting under authority delegated by the Directors pursuant to Section 6.2. Each officer elected or appointed to fill a vacancy shall hold office for the balance of the term for which his predecessor was elected or appointed.

Section 6.5. Compensation.

The compensation, if any, of all officers of the Trust shall be fixed by the Directors or by the president acting under authority delegated by the Directors pursuant to Section 6.2.

Section 6.6. Authority and Duties.

All officers as between themselves and the Trust shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the Trust as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Directors or by the president acting under authority delegated by the Directors pursuant to Section 6.2.

Section 6.7. Chairman.

When and if the Directors deem such action to be necessary or appropriate, they may elect a chairman from among the Directors. The chairman shall preside at meetings of the Shareholders and of the Directors, and he shall have such other powers and duties as may be prescribed by the Directors. The chairman shall in the absence or disability of the president exercise the powers and perform the duties of the president.

Section 6.8. President.

The president shall be the chief executive officer of the Trust. He shall have general and active management of the business of the Trust, shall see to it that all orders, policies and resolutions of the Directors are carried into effect, and, in connection therewith, shall be authorized to delegate to any vice president of the Trust such of his powers and duties as president and at such times and in such manner as he shall deem advisable. In the absence or disability of the chairman, or if there be no chairman, the president shall preside at all meetings of the Shareholders and of the Directors; and he shall have such other powers and perform such other duties as are incident to the office of a corporate president and as the Directors may from time to time prescribe.

Section 6.9. Vice Presidents.

 The vice president, if any, or, if there be more than one, then vice presidents, shall assist the president in the management of the business of the Trust and the implementation of orders, policies and resolutions of the Directors at such times and in such manner as the president may deem to be advisable. If there be more than one vice president, the Directors may designate one as the executive vice president, in which case he shall be first in order of seniority, and the Directors may also grant to other vice presidents such titles as shall be descriptive of their respective functions or indicative of their relative seniority. In the absence or disability of both the president and the chairman, or in the absence or disability of the president if there be no chairman, the vice president, or, if there be more than one, the vice presidents in the order of their relative seniority, shall exercise the powers and perform the duties of those officers; and the vice president or vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed by the president or by the Directors.

Section 6.10. Assistant Vice Presidents.

The assistant vice president, if any, or, if there be more than one, the assistant vice presidents, shall perform such duties as may from time to time be prescribed by the Directors or by the president acting under authority delegated by the Directors pursuant to Section 6.2.

Section 6.11. Secretary.

The secretary shall (a) keep the minutes of the meetings and proceedings and any written consents evidencing actions of the Shareholders, the Directors and any committees of the Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the Trust, and, when authorized by the Directors, cause the seal of the Trust to be affixed to any document requiring it, and when so affixed attested by his signature as secretary or by the signature of an assistant secretary; and (d) in general, perform such other duties as from time to time may be assigned to him by the president or by the Directors.

Section 6.12. Assistant Secretaries.

The assistant secretary, if any, or, if there be more than one, the assistant secretaries in the order determined by the Directors or by the president, shall in the absence or disability of the secretary exercise the powers and perform the duties of the secretary, and he or they shall perform such other duties as the Directors, the president or the secretary may from time to time prescribe.

Section 6.13. Treasurer.

The treasurer shall be the chief financial officer of the Trust. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Directors, and shall render to the Directors and the president, at regular meetings of the Directors or whenever they or the president may require it, an account of all his transactions as treasurer and of the financial condition of the Trust.

If required by the Directors, the treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Directors for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Trust.

Section 6.14. Assistant Treasurers.

The assistant treasurer, if any, or, if there be more than one, the assistant treasurers in the order determined by the Directors or by the president, shall in the absence or disability of the treasurer exercise the powers and perform the duties of the treasurer, and he or they shall perform such other duties as the Directors, the president or the treasurer may from time to time prescribe.

ARTICLE VII: CONTRACTS, CHECKS AND DRAFTS

Section 7.1. Contracts.

The Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name and on behalf of the Trust, and such authority may be general or confined to specific instances. All contracts entered into on behalf of the Trust shall comply with Section 5.6 of the Declaration.

Section 7.2. Checks and Drafts.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers or agent or agents of the Trust and in such manner as shall from time to time be determined by the Directors.

ARTICLE VIII: SHARES OF BENEFICIAL INTEREST

Section 8.1. Certificates of Shares.

Each Shareholder shall be entitled, upon written request made to the Trust or any Shareholder Servicing Agent for the Trust, to a certificate or certificates which shall represent and certify the number of Shares held by him in the Trust. Each certificate shall be signed by the chairman, if there be one, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal of the Trust. The signatures and seal, if any, on a certificate may be either manual or facsimile. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A full record of the issuance of each certificate and the identifying number assigned thereto shall be made on the books and records of the Trust usually kept for the purpose or required by statute.

Section 8.2. Transfers of Shares.

Upon surrender to the Trust or the Shareholder Servicing Agent of the Trust of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Shares of the Trust not represented by certificate shall be transferred by recording the transaction on the books of the Trust maintained by its Shareholder Servicing Agent upon presentation of proper evidence of succession, assignment or authority to transfer.

The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

Section 8.3. Lost Certificates.

The Directors may by resolution establish procedures pursuant to which a new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Trust which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate, or the making by the person claiming any such certificate to have been lost, stolen or destroyed of an affidavit as to the fact and circumstances of the loss, theft or destruction thereof. The Directors, in their discretion and as a condition precedent to the issuance of any new certificate, may include among such procedures a requirement that the owner of any certificate alleged to have been lost, stolen or destroyed, or his legal representative, furnish the Trust with a bond, in such sum and with such surety or sureties as they may direct, as indemnity against any claim that may be made against the Trust in respect of such lost, stolen or destroyed certificate.

Section 8.4. Fixing of Record Date.

For the purpose of determining the Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or at any adjournment thereof in respect of which a new record date is not fixed, or to express written consent to or dissent from the taking of corporate action without a meeting, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the Directors may fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than ninety (90) days, and in case of a meeting of Shareholders not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of Shareholders is to be held or taken. If no record date is fixed, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the later of: (i) the close of business on the day on which the notice of meeting is first mailed to any Shareholder; or (ii) the thirtieth (30th) day before the meeting;
(b) the record date for determining the Shareholders entitled to express written consent to the taking of any action without a meeting, when no prior action by the Directors is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for the determination of Shareholders entitled to receive payment of a dividend or other distribution or an allotment of any other rights shall be at the close of business on the day on which the resolution of the Directors, declaring the dividend, distribution or allotment of rights, is adopted.

ARTICLE IX: FISCAL YEAR

The fiscal year of the Trust shall be fixed and may from time to time be changed by resolution of the Directors; provided, that if a different fiscal year shall not have been fixed by the Directors on or before December 31, 1996, the first fiscal year of the Trust shall end on that date, and thereafter, unless the Directors shall fix a different fiscal year, it shall be the period of twelve
(12) consecutive calendar months ending on the 31st day of December in each year.

ARTICLE X: SEAL

The Directors shall adopt a seal, which shall be in such form and shall have such inscription thereon as the Directors may from time to time provide. The seal of the Trust may be affixed to any document, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document.

ARTICLE XI: INDEMNIFICATION AND INSURANCE

Section 11.1.

The Trust shall indemnify any individual who is a present or former Director, officer, employee or agent of the Trust and who, by reason of his position as such, was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action or suit by or in the right of the Trust) against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with the claim, action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon the plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 11.2.

The Trust shall indemnify any individual who is a present or former Director, officer, employee or agent of the Trust and who, by reason of his position as such, was, is, or is threatened to be made a party to any threatened, pending or completed action or suit by or on behalf of the Trust to obtain a judgment or decree in its favor against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust; except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Trust, except to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for those expenses which the court shall deem proper, provided such Director or officer is not adjudged to be liable by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 11.3.

To the extent that a Director, officer, agent or employee of the Trust has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.1 or Section 11.2 or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

Section 11.4.

Unless a court  orders  otherwise,  any  indemnification  under  Section 11.1 or
Section 11.2 may be made by the Trust only as authorized in the specific case after a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 11.1 or Section 11.2. The determination shall be made by: (i) the Directors, by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding; or if the required quorum is not obtainable, or if a quorum of disinterested Directors so directs, (ii) an independent legal counsel in a written opinion.

Nothing contained in this Article XI shall be construed to protect any Director, officer, employee or agent of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office (any such conduct being hereinafter called "Disabling Conduct"). No indemnification shall be made pursuant to this Article XI unless:

 (a) There is a final determination on the merits by a court or other body before whom the action, suit or proceeding was brought that the individual to be indemnified was not liable by reason of Disabling Conduct; or

 (b) In the absence of such a judicial determination, there is a reasonable determination, based upon a review of the facts, that such individual was not liable by reason of Disabling Conduct, which determination shall be made by:

      (i) A majority of a quorum of Directors who are neither 'interested persons' of the Trust, as defined in Section 2(a)(19) of the 1940 Act, nor parties to the action, suit or proceeding; or

      (ii) An independent legal counsel in a written opinion.

Section 11.5.

Notwithstanding any provision of this Article XI, any advance payment of expenses by the Trust to any Director or officer of the Trust shall be made only upon the undertaking by or on behalf of such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

 (a) The Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

 (b) The Trust is insured against losses arising by reason of any lawful advances; or

 (c) There is a determination, based on a review of readily available facts, that there is reason to believe that the Director or officer to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

      (i) A majority of a quorum of Directors who are neither "interested persons" of the Trust, as defined in Section 2(a)(19) of the 1940 Act, nor parties to the action, suit or proceeding; or

      (ii) An independent legal counsel in a written opinion.

Section 11.6.

The indemnification provided by this Article XI shall continue as to an individual who has ceased to be a Director, officer, employee or agent of the Trust and inure to the benefit of the legal representatives of such individual and shall not be deemed exclusive of any other rights to which any Director, officer, employee or agent of the Trust may be entitled under any agreement, vote of Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office as such; provided, that no person may satisfy any right of indemnity granted herein or to which he may be otherwise entitled, except out of the Trust Property, and no Shareholder shall be personally liable with respect to any claim for indemnity.

Section 11.7.

The Trust may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Trust, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. However, the Trust shall not purchase insurance to indemnify any Director or officer against liability for any conduct in respect of which the 1940 Act prohibits the Trust itself from indemnifying him.

ARTICLE XII: NET ASSET VALUE

The Directors shall by resolution prescribe the manner, frequency and time of day for determining the net asset value per Share of the outstanding Shares of the Trust.

ARTICLE XIII: FEDERAL SUPREMACY

If at a time when the Trust is registered as an investment company under the 1940 Act, any of the foregoing provisions of these By-Laws or of the Declaration or the law of the Commonwealth of Massachusetts relating to business Trusts shall conflict or be inconsistent with any applicable provision of the 1940 Act, the applicable provision of the 1940 Act shall be controlling and the Trust shall not take any action which is in conflict or inconsistent therewith.

ARTICLE XIV: AMENDMENTS

These By-Laws may be amended, altered or repealed, or new By-Laws may be adopted, by the Directors. The Directors shall in no event adopt By-Laws which are in conflict with the Declaration, and, subject to Article XIII of these By-Laws, any apparent inconsistency shall be construed in favor of the provisions in the Declaration.

ARTICLE XV: DECLARATION OF Trust

The Declaration of Trust establishing the Trust, dated May 20, 1996, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name "PRECIOUS METALS AND EQUITY TRUST" refers to the Directors under the Declaration collectively as Directors, but not as individuals or personally; and no Director, Shareholder, officer, employee or agent of the Trust shall be held personally liable, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of the Trust, but the Trust Property only shall be liable.